Exhibit 10.25

ISOLA Laminate Systems Corp.

Supplemental Retirement Plan

(Effective January 1, 2004)

ARTICLE I

PURPOSE

The purpose of the Plan is to provide retirement benefits to a select group of management or highly compensated employees of the Employer to replace the benefits provided under the ISOLA Laminate Systems Corp. Retirement Plan and supplement the benefits provided under the ISOLA Laminate Systems Corp. 401(k) Savings Plan.

ARTICLE II

DEFINITIONS

2.1           Definitions.  As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

(a)                                  A Participant’s “Accrued Benefit” as of any date means the portion of his monthly normal retirement benefit accrued as of that date determined as provided in Article V, based on his years of Credited Service and his Average Monthly Earnings determined as of that date.

(b)                                 The “Actuarial Equivalent” of a value means the actuarial equivalent determined using the 1994 Group Annuity Reserving Table (94 GAR) and an interest rate of 7.5 percent, except that in determining the present value of a Participant’s Accrued Benefit under the Plan for purposes of a single sum payment, the following factors shall be used:  (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.

(c)                                  An “Affiliated Company” means any corporation or business which would be aggregated with the Employer for a relevant purpose under Code Section 414.

(d)                                 A Participant’s, or Beneficiary’s, if the Participant has died, “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or, in the case of a single sum payment, the first day on which all events have occurred which entitle the Participant, or his Beneficiary, if applicable, to such benefit.

If a Participant whose Annuity Starting Date has occurred is reemployed by the Employer resulting in a suspension of benefits in accordance with the provisions of Section 10.1, for purposes of determining the form of payment of such Participant’s benefit upon his subsequent retirement, such prior Annuity Starting Date shall apply to benefits accrued prior to the Participant’s reemployment.  Such prior Annuity Starting Date shall also apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred on or after the Participant’s Normal Retirement Date.  Such prior Annuity Starting Date shall not apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred prior to the Participant’s Normal Retirement Date.

(e)                                  A Participant’s “Average Monthly Earnings” means his highest average monthly Earnings received for any 60 consecutive calendar months out of the 120 consecutive calendar months for which the employee received Earnings immediately preceding the date the Participant’s employment terminates (in the case of Relocated Employees) or the Participant’s end date (in the case of Employees on Severance).  For purposes of determining consecutive months, calendar months other than full months during which the Participant received Earnings shall be considered if doing so would be beneficial to the Participant, but otherwise shall be disregarded.  A calendar month is an “earnings computation period.”

Earnings prior to the Effective Date, in addition to Earnings on and after the Effective Date, are used for the purpose of determining a Participant’s Average Monthly Earnings.

(f)                                    A Participant’s “Beneficiary” means any beneficiary who is entitled to receive a benefit under the Plan upon the death of the Participant.

(g)                                 A “Break in Service” with respect to any Participant means any 12-consecutive month period beginning on his Employment Termination Date and anniversaries of his Employment Termination Date in which he does not complete an Hour of Service.

(h)                                 The “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to a Code section shall include (1) such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section and (ii) all rulings, regulations, notices, announcements, and other pronouncements issued by the U.S. Treasury Department, the Internal Revenue Service, and any court of competent jurisdiction that relate to such section.

(i)                                     The “Committee” shall mean the Benefits Committee of the Employer.

(j)                                     A Participant’s “Credited Service” means his period of service for purposes of determining the amount of any benefit for which he is eligible under the Plan, as computed in accordance with the provisions of Article III.

(k)                                  The “Earnings” of a Participant for any month means monthly wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such earnings computation period for services as an employee for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d) and 6051(a)(3) (commonly referred to as W-2 earnings).  For the purposes of this definition, the earnings computation period shall be the calendar month.  If monthly earnings records are not available for any period, the monthly Earnings will be derived as 1/12th of the annual Earnings of the Participant.

In addition to the foregoing, Earnings include:

(1)                                  any amount that would have been included in the foregoing description, but for the Participant’s election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b) and certain contributions described in Code Section 414(b)(2) that are picked up by the employing unit and treated as employer contributions;

(2)                                  any amounts contributed to any supplemental savings plan sponsored by the Employer or an Affiliated Company;

(3)                                  severance payments.

Notwithstanding the foregoing, Earnings exclude:

(1)                                  moving expenses;

(2)                                  differential payments for overseas or on-location employment (except for recurring overseas bonuses which constitute incentive compensation).

(l)                                     The “Effective Date” shall mean January 1, 2004.

(m)                               The “Employer” means ISOLA Laminate Systems Corp, and any successor thereto.

(n)                                 A Participant’s “Employment Termination Date” means the earlier of (i) the date on which he retires, dies, or his employment with the Employer and all Affiliated Companies is otherwise terminated or (ii) the first anniversary of the date on which he is absent from work with the Employer and all Affiliated

Companies for any other reason; provided, however, that his Employment Termination Date shall not occur if he is absent from work with the Employer or an Affiliated Company on account of service with the armed forces of the United States, he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994, and he returns to work with the Employer or an Affiliated Company within the period during which he retains such reemployment rights, but, if he does not return to work within such  period, his Employment Termination Date shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights; and provided, further, that his Employment Termination Date shall not occur if he is on an approved leave of absence of no more than two years from which he returns promptly to employment with the Employer or an Affiliated Company; and provided, further, that his Employment Termination Date shall not occur if he is absent from work because of disability for which he is eligible for or receiving disability benefits under a non-governmental benefit program funded by the Employer , provided that if he ceases to be eligible for or to collect disability benefits under such program prior to his Normal Retirement Date, he returns to work with the Employer or an Affiliated Company; and provided, further, that if the person is absent from work on account of the birth of a child, pregnancy, the adoption of a child, or the caring for a child for a period beginning following the birth or adoption of such child (a “maternity/paternity absence”), beyond the first anniversary of the first day of such maternity/paternity absence, his Employment Termination Date shall be the second anniversary of the first day of such maternity/paternity absence.  Notwithstanding the foregoing, if a person retires, dies, or his employment is otherwise terminated during a period in which he is absent from work with the Employer and all Affiliated Companies for any reason other than service with the armed forces of the United States, his Employment Termination Date shall be the date of such retirement, death, or other termination of employment.

(o)                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.  References to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(p)                                 An “Hour of Service” with respect to any Participant means an hour which is determined and credited as such in accordance with the provisions of Article III.

(q)                                 A Participant’s “Normal Retirement Date” means the date on which he attains age 65.

(r)                                    A “Participant”  means any person who is designated by the Committee as a participant in the Plan and who retains an Accrued Benefit under the Plan.

(s)                                  The “Plan” means this ISOLA Laminate Systems Corp. Supplemental Retirement Plan, established effective January 1, 2004, with all amendments, modifications, and supplements hereafter made.

(t)                                    A “Plan Year” means the 12-consecutive-month period ending each December 31.

(u)                                 “Prior Plans” means:

(i)                                     The ISOLA Laminate Systems Corp. Retirement Plan.  The ISOLA Laminate Systems Corp. Retirement Plan was established effective as of January 1, 2000.

(ii)                                  The AlliedSignal Inc. Retirement Program (Provisions Relating to Covered Employees at the Company’s Signal Locations).  The Signal Companies, Inc. Retirement Plan was established March 1, 1961, and effective June 30, 1991, was merged into the Allied Corporation Salaried Employees’ Pension Plan, creating the Allied-Signal Inc. Retirement Program.  Effective December 1, 1992, the Pension Plan for Employees of the Endevco Unit of Allied Corporation was merged with this plan to create the AlliedSignal Inc. Retirement Program (Provisions Relating to Covered Employees at the Company’s Signal Locations).

(iii)                               The AlliedSignal Inc. Retirement Program (Provisions Relating to Allied Salaried Employees).  The Allied Corporation Salaried Employees’ Pension Plan was established December 15, 1950.  From time to time, inactive plans of Allied Corporation and its affiliates were merged into this plan (provisions were added as Supplements to the end of the document).  Effective June 30, 1991, the plan was merged with The Signal Companies, Inc. Retirement Plan, creating the Allied-Signal Inc. Retirement Program.  Effective December 31, 1992, the Pension Plan for Employees of the Endevco Unit of Allied Corporation was merged with this plan to create the AlliedSignal Inc. Retirement Program (Provisions Relating to Allied Salaried Employees).  Effective November 1, 1995, certain former employees of Bridgestone/Firestone Inc. became employees of AlliedSignal Inc. and assets and liabilities attributable to their benefits under the Bridgestone/Firestone Salaried Plan were transferred to this plan.

(iv)                              The AlliedSignal Inc. Hourly Employees’ Pension Plan (Part One of Two).  The Allied Corporation Hourly Employees’ Pension Plan was established December 15, 1950, and has two parts.  This Part One applies only to collective bargaining employees of the groups listed on Appendices to the plans and some non-bargaining people.

(v)                                 A Participant’s “Service”  means his period of service as computed in accordance with the provisions of Article III.

(w)                               A Participant’s “Spouse” means the person who is the Participant’s lawful spouse.

2.2           Construction.  Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms.  Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

SERVICE, CREDITED SERVICE, AND HOUR OF SERVICE

3.1           Service Prior to Effective Date.  Each Participant shall be credited with Service for purposes of the Plan for periods prior to the Effective Date equal to the Service with which he had been credited in accordance with the provisions of the ISOLA Laminate Systems Corp. Retirement Plan in effect immediately prior to the Effective Date.

3.2           Service and Credited Service On or After Effective Date.  Each Participant shall be credited with Service and Credited Service with respect to periods of employment on or after the Effective Date for purposes of the Plan as follows:

(a)                                  He shall be credited with Service for the period beginning on the Effective Date and ending on either (i) his Employment Termination Date in the case of a Participant that is a Relocated Employee as defined in Article IV or (ii) his end date as specified in his severance agreement in the case of a Participant that is an Employee on Severance as defined in Article IV.  Service shall be computed in completed full years; provided, however, that for purposes of aggregating Service before and after a Break in Service, fractional years shall be credited in 1/12ths treating each calendar month in which he is credited with Service as 1/12th year of Service, even if he is only credited with Service for a portion of such calendar month.

(b)                                 He shall be credited with Credited Service for the period beginning on the Effective Date and ending on either (i) his Employment Termination Date in the case of a Participant that is a Relocated Employee as defined in Article IV or (ii) his end date as specified in his severance agreement in the case of a Participant that is an Employee on Severance as defined in Article IV.  Credited Service shall be computed in completed full years and fractions of years treating each 30 days for which he is credited with Credited Service as 1/12th year of Credited Service.

(c)                                  Service and Credited Service shall be credited with respect to a Relocated Employee for his period of absence from work after his Employment Termination

Date if he returns to work with the Employer or an Affiliated Company within 12 months of his most recent date of absence from employment for any reason.

(d)                                 Notwithstanding the foregoing, no Credited Service shall be credited to a Participant for periods for which he is on an approved leave of absence beyond the first anniversary of the date he is first absent from work.

(e)                                  Disabled Participants who are receiving weekly indemnity benefits (LTD) under the Employer’s group protection plan who are not eligible to receive any ancillary disability benefits under the ISOLA Laminate Systems Corp. Retirement Plan will continue to receive Service and Credited Service while they are receiving weekly indemnity benefits.  There will be no Credited Service granted during any period while ancillary disability benefits are being paid under the ISOLA Laminate Systems Corp. Retirement Plan or while disability benefits are being paid under the Plan.

(f)                                    Notwithstanding the foregoing, no Service or Credited Service shall be credited to an Employee on Severance as defined in Article IV after his end date as specified in his severance agreement.

3.3           Retirement or Termination and Reemployment.  If a Participant retires or otherwise terminates employment with the Employer and all Affiliated Companies, his eligibility for and the amount of any benefit to which he may be entitled under the Plan shall be determined based upon the Service and Credited Service with which he is credited at the time of such retirement or other termination of employment.  If such retired or former Participant is reemployed by the Employer, the Service and Credited Service with which he was credited at the time of such prior retirement or other termination of employment shall be aggregated with the Service and Credited Service with which he is credited following his reemployment, subject to the provisions of Section 11.4, for purposes of determining his eligibility for and the amount of any benefit to which he may be entitled under the Plan upon his subsequent retirement or other termination of employment if:

(a)                                  he was eligible for any retirement benefit at the time of his previous retirement or other termination of employment; or

(b)                                 either (i) the aggregate number of his years of Service (not including any years of Service not required to be aggregated because of previous Breaks in Service) is greater than the number of consecutive one-year Breaks in Service or (ii) the number of his consecutive one-year Breaks in Service is less than five.

3.4           Crediting of Hours of Service.  A Participant shall be credited with an Hour of Service under the Plan, for purposes of determining both Service and Credited Service, except as otherwise provided,  for:

(a)                                  each hour for which he is paid, or entitled to payment, for the performance of duties for the Employer;

(b)                                 Each hour for which he is paid, or entitled to payment, by the Employer on account of a period of time during which no duties as an employee are performed (irrespective of whether he remains an employee) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided, however, that no Hours of Service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable Workers’ Compensation, unemployment compensation, or disability insurance laws; and provided, further, that no Hours of Service shall be credited to a Participant for payment which is made or due solely as reimbursement for medical or medically related expenses incurred by him;

(c)                                  each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer;

(d)                                 each hour for which he would have been scheduled to work for the Employer during the period of time that he is absent from work because of service with the armed forces of the United States, but only if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with the Employer within the period during which he retains such reemployment rights;

(e)                                  solely for purposes of determining his Service under the Plan, each hour for which he would have been scheduled to work for the Employer during the period of time during the period of time that he is absent from work because of disability

(f)                                    solely for purposes of determining his Service under the Plan, each hour for which he would have been scheduled to work for the Employer during the period of time that he is absent from work because of an approved leave of absence of no more than two years, provided that he returns to work at the end of such leave;

(g)                                 solely for purposes of determining his Service under the Plan, each hour for which he would have been scheduled to work for the Employer during the period of time that he is absent from work because of temporary layoff, provided that he returns to active employment when recalled;

(h)                                 solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for the Employer during the period of time that he is absent from work because of the birth of a child, pregnancy, the adoption of a child, or the caring for a child for the period beginning following the birth of adoption of such child; provided, however, that he shall be credited with Hours of Service under this Section 3.4(h) only if necessary to prevent a Break in Service; and provided, further, that he shall be credited with Hours of Service under this Section 3.4(h) for the Plan Year immediately following the Plan Year in which his absence from employment commenced only if he is not credited with Hours of Service under this Section 3.4(h) for the Plan Year in which his absence from employment commenced; and

(i)                                     solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for the Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to a Participant under this Section 3.4(i) if the Participant fails to return to employment with the Employer following such leave.

3.5           Finality of Determinations.  All determinations with respect to the crediting of Service and Credited Service under the Plan will be made on the basis of the records of the Employer, and all determinations so made shall be final and conclusive upon Participants and all persons claiming a benefit interest under the Plan.  Notwithstanding anything to the contrary contained in this Article III, there shall be no duplication of Service and Credited Service.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to management or highly compensated employees who were assigned to the LaCrosse headquarters of the Employer and who either (i) relocated in connection with the relocation of the Employer’s headquarters (a “Relocated Employee”), or (ii) are eligible for participation based on the terms of a severance agreement in place on January 1, 2004 (an “Employee on Severance”), and were selected by the Committee and designated on Exhibit A attached hereto and made a part hereof.

ARTICLE V

NORMAL RETIREMENT

5.1           Eligibility.  Each Participant who retires from employment with the Employer and all Affiliated Companies on or after his Normal Retirement Date shall be eligible for a normal retirement benefit.

5.2           Amount.

(a)                                              An eligible Participant’s monthly normal retirement benefit shall be equal to 1.3 percent of the Participant’s Average Monthly Earnings multiplied by his number of years of Credited Service at retirement.

(b)                                            Notwithstanding the foregoing, the monthly normal retirement benefit of a Participant who is listed on Exhibit B shall be the greater of (i) the amount determined under Section 5.2(a) or (ii) the amount determined as though the benefit formula in Section 5.2(a) were replaced by the retirement formulas to which such Participants were subject under the Prior Plans using Earnings as defined in the Plan but subject to all other terms set forth in the Prior Plans (other than the definition of “Earnings”) as of September 3, 1999.

5.3           Payment.  A monthly normal retirement benefit shall be paid to an eligible Participant as of the first day of the month following the month in which he retires.

ARTICLE VI

EARLY RETIREMENT

6.1           Eligibility.  Each Participant who retires from employment with the Employer and all Affiliated Companies

(a)                                  within the ten-year period preceding his Normal Retirement Date and who has at least ten years of Service;

(b)                                 after the sum of the Participant’s age and years of Service (both expressed for this purpose in years, months, and days) equals at least 80; or

(c)                                  who is entitled to Bridge Leave under the ISOLA Laminate Systems Corp. Retirement Plan to attain Early Retirement Age under Section 6.1(a) of such plan and who takes an early retirement benefit under such plan;

shall be eligible for an early retirement benefit.

6.2           Amount.  An eligible Participant’s monthly early retirement benefit shall be equal to his vested Accrued Benefit on the date of his early retirement provided, however, if the Participant is not eligible for an early retirement benefit in accordance with Section 6.1(b), the amount of such benefit shall be reduced by multiplying such amount by the appropriate early commencement factor determined as follows:

(a)                                  for a Participant who retires or dies prior to his Normal Retirement Date, his vested Accrued Benefit shall be reduced by one third of one percent per month for the first 60 months by which his Annuity Starting Date precedes his attainment of age 60 (see Appendix for reduction factors), and by the Actuarial Equivalent for the remaining months, if any.

(b)                                 for a Participant who terminated employment with a deferred vested benefit who subsequently elects early retirement, the early commencement benefit shall be reduced to its Actuarial Equivalent to reflect commencement prior to his Normal Retirement Date.

Notwithstanding the foregoing, the monthly early retirement benefit of a Participant who is eligible for an early retirement benefit in accordance with Section 6.1(c) shall be equal to the excess of (1) the monthly early retirement benefit to which the Participant would have been entitled if the Participant had become eligible for an early retirement benefit in accordance with Section 6.1(b) of the ISOLA Laminate Systems Corp. Retirement Plan  over (2) the monthly early retirement benefit that the Participant actually receives under the ISOLA Laminate Systems Corp. Retirement Plan.

6.3           Payment.  A monthly early retirement benefit shall be paid to an eligible Participant commencing as of the first day of the month following the later of the month in which he retires or the first day of the month for which he applies for the benefit to commence, except that, in the case of a Participant who is eligible for an early retirement benefit in accordance with Section 6.1(c), the monthly early retirement benefit shall not commence earlier than the date on which a benefit would have commenced to the Participant under Section 6.1(b) of the ISOLA Laminate Systems Corp. Retirement Plan if the Participant had become entitled to such benefit.

ARTICLE VII

VESTED RIGHTS

7.1           Vesting.  A Participant’s vested interest in his Accrued Benefit shall be at all times 100 percent.

7.2           Eligibility for Deferred Vested Retirement Benefit.  Each Participant who terminates employment with the Employer and all Affiliated Companies, who has a vested interest in his Accrued Benefit, and who is not eligible for any other retirement benefit under the Plan shall be eligible for a deferred vested retirement benefit.

7.3           Amount of Deferred Vested Retirement Benefit.  An eligible Participant’s monthly deferred vested retirement benefit shall be equal to his vested Accrued Benefit on the date of his termination of employment.

7.4           Payment.  A monthly deferred vested retirement benefit shall be paid to an eligible Participant commencing as of his Normal Retirement Date.

7.5           Immediate Payment Option.  Notwithstanding any other provision of the Plan to the contrary, if the Actuarially Equivalent present value of a Participant’s Accrued Benefit is greater than $5,000 and less than $10,000, the Participant may elect to begin benefit payments as soon as reasonably practicable following his termination of employment in the normal form of payment provided in Section 9.1; provided, however, that a married Participant may waive the normal 50 percent Joint and Survivor Annuity described in paragraph (b) of Section 9.1 and elect the single life annuity described in paragraph (a) of Section 9.1.  In lieu of receiving payment in one of the normal forms, a Participant may elect to receive a single sum payment of the full Actuarially Equivalent present value of his Accrued Benefit.  If a single sum payment is elected, there will be no further benefit due from the Plan.

ARTICLE VIII

DISABILITY BENEFIT

8.1           Eligibility.  Each Participant who suffers permanent and total disability while actively employed by an Employer or an Affiliated Company but prior to his Normal Retirement Date and who has at least 10 years of Service and who is not receiving weekly indemnity benefits (LTD) under the Employer’s group protection plan, shall be eligible for a disability benefit.  For purposes of this Article, “permanent and total disability” means any physical or mental condition that will be permanent and which prevents the Participant from engaging in any regular occupation or employment, other than employment for purposes of rehabilitation, as determined by the Committee, in its discretion, on the basis of medical evidence satisfactory to the Committee.  A Participant shall not be deemed to have suffered permanent and total disability if he is not entitled to disability benefits under Title II of the Social Security Act or his condition resulted directed or indirectly from military service for which a government pension is available.

8.2           Amount.  An eligible Participant’s monthly disability benefit shall be equal to the greater of his Accrued Benefit on the date his disability commenced or $500 per month; provided, however, that if the Participant is also receiving an ancillary disability benefit under the ISOLA Laminate Systems Corp. Retirement Plan, the monthly disability benefit under the Plan shall be limited such that the sum of the monthly disability benefit under the Plan and the monthly ancillary disability benefit under that plan shall not exceed the greater of (i) the sum of his Accrued Benefit on the date his disability commenced and his accrued benefit under the ISOLA Laminate Systems Corp. Retirement Plan on the date his disability commenced, or (ii) $500.  Notwithstanding the foregoing, the amount of any disability benefit payable for any month shall be reduced by payments received by the Participant from Workers’ Compensation, other than fixed statutory Workers’ Compensation payments for loss of any bodily member or loss of industrial vision.

8.3           Payment.  A monthly disability payment shall be paid to an eligible Participant commencing as of the first day of the month following the later of:

(a)                                  the expiration of five months from the date on which his permanent and total disability commenced; or

(b)                                 the month in which he makes written application for the benefit.

A Participant’s Annuity Starting Date will not be deemed to have occurred simply because payment of disability benefits have commenced to him hereunder.

Payment of a monthly disability benefit shall continue to a Participant until his Normal Retirement Date, or until otherwise terminated as hereinafter provided.  Any Participant who continuously up to his Normal Retirement Date receives a disability benefit under the Plan shall be deemed for all Plan purposes to have retired upon the occurrence of his

Normal Retirement Date and shall be eligible for a normal retirement benefit in an amount determined as provided in Section 5.2, but based on his years of Credited Service and the provisions of the Plan in effect on the date his disability commenced.

8.4           Termination of Disability Benefit Prior to Normal Retirement Date.  Disability benefit payments shall terminate if, prior to the Participant’s Normal Retirement Date, the Participant

(a)           ceases to be disabled;

(b)           dies; or

(c)           refuses to undergo a medical examination requested by his Employer.

If a Participant’s disability benefit ceases prior to his Normal Retirement Date, and if he does not return promptly to work with his Employer, his employment thereupon shall be deemed terminated for all Plan purposes, and he shall be eligible for an early retirement benefit in an amount determined in the same manner as specified in Section 6.2, or a deferred vested retirement benefit in an amount determined in the same manner as specified in Section 7.3, but based on his years of Credited Service and the provisions of the Plan in effect on the date his disability commenced and only if he meets the eligibility requirements for such benefit as in effect on the date his disability commenced.  If such Participant’s disability benefit ceases prior to his Normal Retirement Date, and if he returns promptly to work with an Employer, he shall not be entitled to any benefits under this Article VIII on account of his prior disability (or on account of the cessation of his disability benefit), and he thereupon shall continue as an Employee in accordance with and subject to the remaining provisions of the Plan.

8.5           Medical Examination.  In determining whether or not a Participant is or continues to be permanently and totally disabled, the Committee may require the Participant to submit to a medical examination by a physician acceptable to it.  The Committee may not require a Participant to submit to such an examination more than two times during a 12-month period.  If the Participant refuses to submit to such a medical examination, he shall be deemed to have ceased to be disabled hereunder and shall no longer be entitled to disability benefits hereunder.

8.6           Service Crediting While Receiving Disability Benefit.  A Participant who is receiving disability benefits hereunder shall be credited with Service, but not Credited Service, for periods for which he is paid disability benefits hereunder, except as otherwise specifically provided in Article III.

ARTICLE IX

FORMS OF PAYMENT

9.1           Normal Form of Payment.  A Participant who is eligible to receive any retirement benefit under Section 5.1, 6.1, or 7.2 of the Plan shall receive payment of such benefit in accordance with one of the following normal forms of payment:

(a)                                  A Participant who is not married on his Annuity Starting Date shall receive such benefit in the form of a single life annuity.  Such Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)                                 A Participant who is married on his Annuity Starting Date shall receive such benefit in the form of a 50 percent Joint and Survivor Annuity.  Such Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.  If the Participant’s Spouse survives him, then commencing with the month following the month in which the Participant’s death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant’s lifetime the last payment being for the month in which the Spouse’s death occurs.  A married Participant may elect to increase the survivor benefit payable to his Spouse under the Joint and Survivor Annuity to 100 percent or 75 percent of the reduced amount payable during the Participant’s lifetime.

The reduced monthly payments to be made to the Participant under this Section 9.1(b) shall be in an amount which, on the date of commencement thereof, is the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant under the form of payment described in Section 9.1(a).

To receive a benefit under the Joint and Survivor Annuity form of payment described in Section 9.1(b), a Participant’s Spouse must be the same Spouse to whom the Participant was married on his Annuity Starting Date.  Once a Participant’s Annuity Starting Date occurs and retirement benefit payments commence under one of the normal forms of payment, the form of payment will not change even if the Participant’s marital status changes; provided, however, that if the Participant is reemployed by the Employer or an Affiliated Company, any benefits he accrues under the Plan following such reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

9.2           Optional Forms of Payment.  Within the election period described in Section 9.4, a Participant who is eligible to receive any retirement benefit under Section 5.1, 6.1, or 7.2 of the Plan may elect to receive payment of such benefit in accordance with any one of the following options.

If the Participant’s Beneficiary under an optional form of payment dies prior to the Participant’s Annuity Starting Date, the election shall become inoperative and ineffective, and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment during the election period.  Subject to the provisions of Section 9.4, once the Participant’s election period terminates, however, the optional form of payment elected by the Participant will not change even if the Participant’s marital status changes or his Beneficiary predeceases him; provided, however, that if the Participant is reemployed by the Employer, any benefits he accrues under the Plan following his reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant with respect to such separate Annuity Starting Date.

The monthly payments made under any optional form of payment hereunder shall be the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant in the single life annuity form described in Section 9.1(a).

(a)                                  Single Life Annuity.  The Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)                                 100% Joint and Survivor Annuity.  The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.  If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.

(c)                                  75% Joint and Survivor Annuity.  The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.  If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to 75 percent of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.

(d)                                 50% Joint and Survivor Annuity.  The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.  If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.

(e)                                  10-Year Certain and Life Annuity.  The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.  If the Participant’s death occurs prior to the end of the 10-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such reduced amount for the remainder of such 10-year period.  If the Participant’s Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the 10-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3.

(f)                                    Social Security Adjustment Annuity.  The Participant shall receive an increased monthly retirement benefit prior to a specified date and a reduced monthly retirement benefit thereafter, so that the adjusted benefit, when combined with the Primary Insurance Benefits under the Federal Social Security Act expected to become payable as of such specified date, will produce, as nearly as practicable, a level monthly income, the last monthly payment being for the month in which the Participant’s death occurs.

(g)                                 Single Sum Payment.  The Participant may elect to receive a single sum payment of the full present value of his vested Accrued Benefit in lieu of any other retirement benefit payable under the Plan.  The single sum payment shall be paid to the Participant, or his Beneficiary, if applicable, within 30 days following the date of the Participant’s retirement, death, or other termination of employment.

(h)                                 Prior Plan Options.  To the extent a Participant was allowed to elect an option which is not listed above under the terms of a Prior Plan, such options, if any, may be elected.

9.3           Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary.  A Participant’s Beneficiary may be any individual or, in the case of a Beneficiary to receive payments for the remainder of a period certain under the form of payment elected by the Participant, any individual, trust, or estate, selected by the Participant.

If payment is to be made to a Participant’s surviving Beneficiary for the remainder of a period certain under the form of payment elected by the Participant and no Beneficiary survives or the Participant has not designated a Beneficiary, the Participant’s Beneficiary shall be the Participant’s surviving Spouse or, if none, the Participant’s surviving children in equal shares or, if none, the Participant’s estate.

9.4           Election Period.  A Participant may waive or revoke a waiver of the normal form of payment provided in Section 9.1 and elect, modify, or change an election of an optional form of payment provided in Section 9.2 by written notice delivered to the Committee at any time during the election period.  A Participant’s “election period” means the period ending one year prior to his Annuity Starting Date; provided, however, that with the Committee’s approval of an election or of a modification or change of an election, a Participant’s election period means the period ending on his Annuity Starting Date.

The form in which a Participant shall receive payment of his retirement benefit shall be determined as of the date his election period ends, based upon any waiver and election in effect on such date.  In no event shall the form in which a Participant’s retirement benefit is paid be changed on or after such date.  Notwithstanding the foregoing, if a Participant so elects at any time prior to the final payment of benefits under the Plan, by giving written notice to the Committee, and if the Committee approves such election, payment of the balance of the Participant’s benefit under the Plan shall be made in a single sum payment.

9.5           Death Prior to Annuity Starting Date.  Should a Participant die prior to his Annuity Starting Date neither he nor any person claiming under or through him shall be entitled to any retirement benefit under the Plan, and no benefit shall be paid under the Plan with respect to such Participant except any survivor benefit payable under the provisions of Article X.

9.6           Effect of Reemployment on Form of Payment.  Notwithstanding any other provision of the Plan, if a Participant who has terminated employment with the Employer and all Affiliated Companies is reemployed by the Employer, his prior election of a form of payment hereunder shall become ineffective, except to the extent that the Participant’s Annuity Starting Date occurred prior to such reemployment and such prior Annuity Starting Date is preserved with respect to a portion or all of the Participant’s retirement benefit.

ARTICLE X

SURVIVOR BENEFIT

10.1         Eligibility.  If a Participant dies before his Annuity Starting Date, his surviving Spouse shall be eligible for a survivor benefit if all the following requirements are met on the Participant’s date of death:

(a)                                  The Participant has a Spouse as defined in Section 2.1.

(b)                                 The Participant has a vested Accrued Benefit.

10.2         Amount.  The monthly amount of the survivor benefit payable to a surviving Spouse shall be equal to the survivor benefit that would have been payable to the Spouse if the Participant had:

(a)                                  separated from service on the earlier of his actual separation from service date or his date of death;

(b)                                survived to the date as of which payment of the survivor benefit to his surviving Spouse commences;

(c)                                  elected to commence retirement benefits as of the date described in Section 10.2(b) in the form of a 50% Joint and Survivor Annuity; and

(d)                                 died on his Annuity Starting Date.

Notwithstanding the foregoing, if prior to the end of the Participant’s election period, the Participant elected either the 75% Joint and Survivor Annuity or the 100% Joint and Survivor Annuity with his Spouse as Beneficiary, for purposes of determining the amount of the survivor benefit, the optional form of payment elected by the Participant shall be substituted for the 50% Joint and Survivor Annuity in Section 10.2(c).

10.3         Payment.  Payment of a survivor benefit to a Participant’s surviving Spouse shall commence as of the first day of the month following the later of (a) the month in which the Participant dies or (b) the month in which the Participant would have attained earliest retirement age (as defined herein) under the Plan.  If a Participant’s surviving Spouse dies before the date as of which payment of the survivor benefit is to commence to such Spouse, no survivor benefit shall be payable hereunder.

Payment of a survivor benefit shall continue to a Participant’s surviving Spouse for such Spouse’s lifetime, the last monthly payment being for the month in which the Spouse’s death occurs.

For purposes of this Article, a Participant’s “earliest retirement age” means the earliest age at which the Participant could have elected to commence retirement benefits under the Plan if he had survived and had continued employment with the Employer or an Affiliated Employer.

ARTICLE XI

GENERAL PROVISIONS REGARDING BENEFITS

11.1         Suspension of Benefits.  Except as otherwise provided in Section 11.2, if a Participant continues employment with the Employer or an Affiliated Company after reaching his Normal Retirement Date or a retired Participant is reemployed by the Employer, any benefits payable to such Participant or retired Participant shall be suspended during the period of such employment or reemployment, as applicable, provided that the notice requirements of Department of Labor Regulations Section 2530.203-3(b)(4) are met.

11.2         Exception to Suspension of Benefits Rule.  Notwithstanding any other provision of the Plan to the contrary, a Participant who continues in employment with the Employer or any Affiliated Company or who is reemployed by the Employer after reaching his Normal Retirement Date shall be eligible for a retirement benefit for any month in which he is employed for fewer than 40 hours or such other amount of time that does not constitute ERISA Section 203(a)(3)(B) service.

11.3         Payment of Benefits to Others.  If any person to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due

(unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the Spouse, parent, brother or sister, or any other individual deemed by the administrator to be maintaining or responsible for the maintenance of such person.  The monthly payment of a retirement benefit to a person for the month in which he dies shall, if not paid to such person prior to his death, be paid to his Spouse, parent, brother, sister, or estate as the administrator shall determine.  Any payment made in accordance with the provisions of this Section 11.3 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

11.4         Payment of Small Benefits.  If the Actuarially Equivalent present value of any retirement benefit payable under Section 5.1, 6.1, or 7.2 or any survivor benefit is $5,000 or less, such Actuarially Equivalent present value shall be paid to the Participant, or his Beneficiary, if applicable, in a single sum payment, in lieu of all other benefits under the Plan, within 30 days following the date of the Participant’s retirement, death, or other termination of employment, and he shall cease to be a Participant under the Plan as of the date of such payment.

A former Participant who received a distribution hereunder because of his retirement or other termination of employment shall lose his Credited Service with which he was credited at the time of his prior termination of employment or retirement.  If such former Participant is reemployed by the Employer, such prior Credited Service shall not be reinstated.

11.5         Offset to Accrual After Normal Retirement Date.  The amount of benefit accrued by a Participant for each year of Credited Service that he completes after the date retirement income becomes payable to him by reasons other than his retirement or termination of employment shall be reduced (but not below zero) by the Actuarial Equivalent of the retirement benefits paid to the Participant for the period for which he accrues such year of Credited Service.

ARTICLE XII

MISCELLANEOUS

12.1         Administration.  The Plan is a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.  Accordingly, the Plan shall be construed and administered in the manner appropriate to maintain the Plan’s status as such under ERISA.  To the extent ERISA applies to the Plan, the Committee shall be the “named fiduciary” of and the “plan administrator” of the Plan.  The Committee shall be responsible for the administration of the Plan, for carrying out the provisions of the Plan, and for making any required benefit payments under the Plan.  The Committee shall have all powers as may be necessary or appropriate to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any benefit hereunder, all questions pertaining to claims for benefits and procedures for claim review, and all other questions arising under the Plan, including any questions of construction, and to take such further action as the Committee shall deem advisable in the administration of the Plan.  All actions taken and decisions made in good faith by the Committee under the

Plan shall be final and binding upon all interested parties.  In addition to the authority specifically provided herein, the Committee shall have the discretionary authority to take any action or make any determination it deems necessary for the proper administration of its duties under the Plan, including but not limited to:  (i) prescribe rules and regulations for the administration of the Plan; (ii) prescribe forms for use with respect to the Plan; (iii) interpret and apply all of the Plan’s provisions, reconcile inconsistencies or supply omissions in the Plan’s terms; (iv) make appropriate determinations, including factual determinations, and calculations; and (v) prepare all reports required by law.

12.2         Restrictions to Comply with Applicable Law.  Notwithstanding any other provision of the Plan, the Employer shall have no liability to make any payment under the Plan unless such payment would comply with all applicable laws.

12.3         Claims Procedures.

(a)                                  Initial Claim.  If a Participant or Beneficiary (the “claimant”) believes that he is entitled to a benefit under the Plan that is not provided, the claimant or his legal representative shall file a written claim for such benefit with the Committee.  The Committee shall review the claim within 90 days following the date of receipt of the claim; provided that the Committee may determine that an additional 90-day extension is necessary due to circumstances beyond the Committee’s control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision.  If the claimant’s claim is denied in whole or part, the Committee shall provide written notice to the claimant of such denial.  The written notice shall include:  the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of which such material or information is necessary; and a description of the Plan’s review procedures (as set forth in subsection (b)) and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination upon review.  If the claimant does not receive a written decision within the time period(s) described above, the claim shall be deemed denied on the last day of such period(s).

(b)                                 Request for Appeal.  The claimant has the right to appeal the Committee’s decision by filing a written appeal to the Committee within 60 days after claimant’s receipt of the decision or deemed denial.  The claimant will have the opportunity, upon request and free of charge, to have reasonable access to and copies of all documents, records and other information relevant to the claimant’s appeal.  The claimant may submit written comments, documents, records and other information relating to his claim with the appeal.  The Committee will review all comments, documents, records and other information submitted by the claimant relating to the claim, regardless of whether such information was submitted or considered in the initial claim determination.  The Committee shall make a determination on the appeal within 30 days after receiving the claimant’s written appeal; provided that the Committee may determine that an additional 30-day extension is necessary due to circumstances beyond the Committee’s control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision.  If the claimant’s appeal is denied in whole or part, the Committee shall provide written notice to the claimant of such denial.  The written notice shall include:  the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim; and a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.  If the claimant does not receive a written decision within the time period(s) described above, the appeal shall be deemed denied on the last day of such period(s).

12.4         Participant Rights Unsecured.

(a)                                  Unsecured Claim.  The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against specific assets of the Employer.  The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be subject in any manner to anticipation, alienation, assignment (either at law or in equity), or encumbrance, and no person shall have any power to anticipate, transfer, assign (either at law or in equity), alienate, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.  The rights of a Participant hereunder are exercisable during the Participant’s lifetime only by him or his guardian or legal representative.

(b)                                 Contractual Obligation.  The Employer shall establish an irrevocable grantor trust to which it makes periodic contributions in an amount that is actuarially determined as sufficient to pay to Participants their currently accrued (not projected) benefits as they become due hereunder.  The assets of such trust shall be available only to pay Plan benefits; provided, however, that in the event of the bankruptcy or the insolvency of the Employer, trust assets shall no longer be used to pay Plan benefits but instead shall be held by the trustee for the benefit of the general creditors of the Employer.  Such trust assets shall not be deemed to be assets of the Plan.  Any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan.  No obligation of the Employer shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Employer.  Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and any Participant or Beneficiary, or any other person.  Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Employer to continue his employment with the Employer.  Nothing herein contained shall be construed as a commitment on the part of the Employer to continue the employment, the compensation, or any term or condition of employment of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

12.5         Amendment or Termination of Plan.

(a)                                  Amendment.  The Employer reserves the right to amend the Plan, however, no amendment shall reduce any benefit being paid or then payable to a Participant.  Further, no amendment shall reduce the benefits provide by the Plan to participants or alter in any manner the rights of the Participants to benefits provided under the Plan.

(b)                                 Termination.  The Employer reserves the right to terminate the Plan.  However, such termination shall not adversely affect the rights of the Participants.

12.6         Administrative Expenses.  Costs of establishing and administering the Plan will be paid by the Employer.

12.7         Severability.  The invalidity or unenforceability of any particular provision of the Plan shall not effect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

12.8         Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.

12.9         Governing Law.  This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof.  In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Arizona (without reference to conflict of law principles thereof) to the extent such laws are not preempted by federal law.

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized officer this 3rd day of November, 2003.

ISOLA LAMINATE SYSTEMS CORP.

By	/s/ Marshall. R. Anderson

Title:	VP Finance, Secretary and Treasurer

APPENDIX

ISOLA Laminate Systems Corp.

Supplemental Retirement Plan

(Effective January 1, 2004)

Adjustment Factors for Forms of Payment Other Than a Life Annuity

Form of Payment	Adjustment Factor

50% Joint and Survivor

0.89, reduced by an additional 0.0025 for each full year in excess of 3 that the Participant’s birth date precedes the birth date of the survivor (this additional reduction is limited to .05); or

0.89, increased by an additional 0.0025 for each full year in excess of 3 that the survivor’s birth date precedes the birth date of the Participant (this increase is limited to .025).

75% Joint and Survivor

0.85, reduced by an additional 0.00375 for each full year in excess of 3 that the Participant’s birth date precedes the birth date of the survivor (this additional reduction is limited to .075); or

0.85, increased by an additional 0.00375 for each full year in excess of 3 that the survivor’s birth date precedes the birth date of the Participant (this increase is limited to .0375).

100% Joint and Survivor

0.81, reduced by an additional 0.005 for each full year in excess of 3 that the Participant’s birth date precedes the birth date of the survivor (this additional reduction is limited to .10); or

0.81, increased by an additional 0.005 for each full year in excess of 3 that the survivor’s birth date precedes the birth date of the Participant (this increase is limited to .05).

10-Year Certain and Life	0.95 of the Accrued Benefit.

APPENDIX

ISOLA Laminate Systems Corp.

Supplemental Retirement Plan

(Effective January 1, 2004)

Adjustment Factors for Forms of Payment Other Than a Life Annuity

(Continued)

	# of Years Until First Eligible to
Social Security Adjustment	Receive Social Security Payments	Factor

	0	1.00
		1.89
		2.79
		3.71
		4.63
		5.56
		6.51
		7.46
		8.41
		9.37
		10.33
		11.30
		12.27
		13.25
		14.22

The table will be interpolated for fractional years.  This factor is in addition to any other factor that may apply.

APPENDIX

ISOLA Laminate Systems Corp.

Supplemental Retirement Plan

(Effective January 1, 2004)

Adjustment Factors for Early Retirement Benefits under Section 6.2(a)

The early retirement benefit payable under Section 6.2(a) is the amount payable at Normal Retirement Date reduced by 1/3 of 1% for each of the first 60 months by which payments start prior to reaching age 60.  The chart below gives an overview of various reduction factors (does not include all factors).  When a partial year is involved, the factor will be appropriately adjusted.

Age When Payments Start	Factor

From age 60 to age 65	No reduction
59.96
58.92
57.88
56.84
55.80